United States Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2007

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$56,576,700
Unrealized Gain (Loss) on Market Value of Futures	(4,482,080)
ETF Transaction Fees	31,000
Interest Income	1,917,343
Total Income (Loss)	$54,042,963

Expenses
Investment Advisory Fee	$194,850
Brokerage Commissions	70,048
K-1 Tax Expense	44,982
Non-interested Directors' Fees and Expenses	33,071
NYMEX License Fee	24,578
Legal Fees	302
Total Expenses	$367,831
Net Gain (Loss)	$53,675,132

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/07	$598,044,273
Additions (6,300,000 Units)	389,592,370
Withdrawals (10,100,000 Units)	(608,930,125)
Net Gain (Loss)	53,675,132

Net Asset Value End of Period	$432,381,650
Net Asset Value Per Unit (6,900,000 Units)	$62.66

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the period ended September 30, 2007 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502